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                                                                    EXHIBIT 7(a)

                            LIBERTY MEDIA CORPORATION



FOR IMMEDIATE RELEASE
January 14, 2000


                 LIBERTY MEDIA ANNOUNCES PRELIMINARY RESULTS OF
                  OFFER TO EXCHANGE SENIOR NOTES AND DEBENTURES


     ENGLEWOOD, Colo.-- Liberty Media Corporation announced today the preliminary results of its offer to exchange $750 million principal amount of its 7 7/8% Senior Notes due 2009, which have been registered under the Securities Act of 1933, for a like principal amount of its outstanding 7 7/8 % Senior Notes due 2009 (the "Notes"), and $500 million principal amount of its 8 1/2% Senior Debentures due 2029, which have been registered under the Securities Act, for a like principal amount of its outstanding 8 1/2% Senior Debentures due 2029 (the "Debentures"). The exchange offer expired on Thursday, January 13, 2000, at 5:00 p.m., New York City time, in accordance with its terms. Notes in the aggregate principal amount of $735,000,000 and Debentures in the aggregate principal amount of $499,820,000 were tendered in the offer and accepted for exchange. An additional amount of Notes and Debentures were tendered pursuant to guaranteed delivery procedures, and the validity of these tenders will be determined by the close of business on Wednesday, January 19, 2000.

     Liberty Media Corporation holds interests in a broad range of video programming, communications, technology and Internet businesses in the United States, Europe, South America and Asia. Liberty Media Corporation is a part of the Liberty Media Group (NYSE: LMG.A and LMG.B).



CONTACT:
Vivian Carr
Liberty Media Corporation
720-875-5406